UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2021

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10-56145240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2021, Datasea, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors an aggregate of 2,436,904 shares of common stock of the Company (the “Common Stock”) at a purchase price of $3.48.per share (the “Shares”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-239183), which was declared effective by the Securities and Exchange Commission on June 25, 2020.

Concurrently with the sale of the Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 1,096,608 shares of common stock (the “Warrants”) to such investors in a concurrent private placement. The Company sold the Shares and the Warrants for aggregate gross proceeds of approximately $8,480,426, before commissions and expenses (the “Offering”). Subject to certain beneficial ownership limitations, the Warrants will be immediately exercisable at an exercise price equal to $4.48 per share, subject to adjustments as provided under the terms of the Warrants, and will terminate on the two and one-half year year anniversary following the initial exercise date of the Warrants.

The closing of the sales of these securities under the Purchase Agreement took place on July 22, 2021.

The net proceeds from the transactions were approximately $7,636,796, after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses, and will be used for working capital and general corporate purposes, and for the repayment of debt.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On July 20, 2021, the Company entered into a Placement Agent Agreement with FT Global Capital, Inc., as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent has agreed to act as placement agent on a reasonable “best efforts” basis in connection with the above offering. The Company has agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds from the sale of shares of Common Stock and the Warrants in this offering. The Company has also agreed to issue to the Placement Agent warrants to purchase a number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in this offering, which warrants will have an exercise price of $3.96 per share (120% of the purchase price per Share) and will terminate on the two and one-half-year anniversary of the closing of the offering. The Company also agreed to extend certain piggy-back registration rights with respect to the Placement Agent warrants, and to reimburse the Placement Agent up to $20,000 for travel, due diligence or related expenses, and additional $30,000 for legal expenses.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the Effective Date until the 60th day after the Effective Date, neither the Company nor any of its subsidiaries, may, without the prior written consent of the Placement Agent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than a resale registration statement relating to the Warrant Shares; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). In addition, , the Company and its subsidiaries are prohibited from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. In addition, until such time as there are no Warrants outstanding the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement).

A copy of the Placement Agent Agreement, form of securities purchase agreement and form of Warrant are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Placement Agent Agreement, securities purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Warrants, and the shares issuable upon exercise of the Warrants, the Placement Agent Warrants and shares issuable upon exercise of the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On July 22, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Schiff Hardin LLP Legal Opinion.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement
23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1)
99.1	Press release dated July 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2021

DATASEA INC.

By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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